UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2005 (December 21, 2005)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2005, the Board of Directors of National Penn Bancshares, Inc., based upon the recommendation of its Compensation Committee, approved an amended and restated Executive Incentive Plan.

The purpose of the amendment and restatement of the Plan is to conform the Plan to the requirements of Section 409A of the Internal Revenue Code, as amended, and proposed regulations issued thereunder. In that regard, the Plan is amended as follows:

1.	Cash awards must be paid within 75 days of year-end.
2.	The “change in control” definition is revised to be consistent with the proposed regulations.
3.	Provisions for mid-year entry and or mid-year class adjustments are deleted.
4.	The provision permitting an individual to elect to further defer the 5-year mandatory match portion is deleted.
5.	The new limitations will apply to past as well as future deferrals.

The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Plan itself, which is filed in this Report as Exhibit 10.1.

Section 7 - Regulation FD

Section 7.01 Regulation FD Disclosure

On December 22, 2005, National Penn issued a press release announcing a stock repurchase program. This press release is filed in this Report as Exhibit 99.1 and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

On December 22, 2005, National Penn issued a press release announcing a stock repurchase program. This press release is filed in this Report as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amended and Restated Executive Incentive Plan.

99.1	Press Release of National Penn Bancshares, Inc. dated December 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By /s/ Wayne R. Weidner
Name: Wayne R. Weidner
Title: Chairman and CEO

Dated: December 22, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Executive Incentive Plan.

99.1	Press Release of National Penn Bancshares, Inc. dated December 22, 2005.